       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            SLM HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                       52-2013874
               (STATE OR OTHER JURISDICTION OF                                         (I.R.S. EMPLOYER
                INCORPORATION OR ORGANIZATION)                                       IDENTIFICATION NO.)

                             11600 SALLIE MAE DRIVE
                                RESTON, VA 20193
                                 (703) 810-3000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MARIANNE M. KELER
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            SLM HOLDING CORPORATION
                             11600 SALLIE MAE DRIVE
                                RESTON, VA 20193
                                 (703) 810-3000
    (Address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                               RONALD O. MUELLER
                          GIBSON, DUNN & CRUTCHER LLP
                         1050 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE     PER UNIT OFFERING       AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                 REGISTERED          PRICE (1)       OFFERING PRICE (1)         FEE
Common Stock, par value $0.20 per share              82,514 Shares          $40.8125         $3,367,602.60          $936.19

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). Based upon the average of the high and low prices for the common stock of $40.8125, as reported by the New York Stock Exchange on May 27, 1999.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH AN OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION
                                  JUNE 4, 1999

                            SLM HOLDING CORPORATION

                         82,514 SHARES OF COMMON STOCK
                            PAR VALUE $.20 PER SHARE

- The selling stockholders may sell, from time to time, up to 82,514 shares of our common stock. We will not receive any proceeds from sales of these shares. The selling stockholders may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See "Plan of Distribution" on page 7.

- The selling stockholders received these shares of our common stock when Electronic Marketing Resource Group, Inc. merged into EMRG Acquisition Corporation, our wholly owned subsidiary. We consummated this merger on April 27, 1999.

- Our common stock is listed on the New York Stock Exchange under the symbol "SLM". On June 3, 1999, the closing price of our common stock on the NYSE was $42.1875.

- You should read this prospectus carefully before you invest.

- We are required to include the following legend: OBLIGATIONS OF SLM HOLDING AND ANY SUBSIDIARY OF SLM HOLDING ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES, AND NEITHER SLM HOLDING NOR ANY SUBSIDIARY OF SLM HOLDING IS A GOVERNMENT-SPONSORED ENTERPRISE (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) OR AN INSTRUMENTALITY OF THE UNITED STATES.

- NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                        , 1999

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----

About this Prospectus..................................................................           2

Where You can Find More Information....................................................           3

Forward-Looking Statements.............................................................           4

SLM Holding............................................................................           5

Use of Proceeds........................................................................           5

Selling Stockholders...................................................................           5

Plan of Distribution...................................................................           7

Legal Matters..........................................................................           8

Experts................................................................................           8

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the SEC. The selling stockholders may use this prospectus to sell up to 82,514 shares of our common stock, as described in this prospectus, in one or more offerings.

    The selling stockholders received these shares of our common stock when Electronic Marketing Resource Group, Inc. merged into EMRG Acquisition Corporation, our wholly owned subsidiary. We consummated this merger on April 27, 1999. We issued shares to the selling stockholders in the merger under an exemption provided by Section 4(2) of the Securities Act of 1933.

    You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information." To see more details about us, you should read the exhibits we filed with our registration statement.

    Our principal executive offices are located at 11600 Sallie Mae Drive, Reston, VA 20193, and our telephone number is (703) 810-3000.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these reports and other information at the SEC's public reference facilities in Washington, D.C. (located at 450 Fifth Street, N.W., Washington, D.C. 20549), Chicago (located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661) and New York (located at Seven World Trade Center, 13th Floor, New York, New York 10048). You can also obtain copies of these materials from the SEC's public reference section (located at 450 Fifth Street, N.W., Washington, D.C. 20549) at prescribed rates. Please call the SEC at 1-800-SEC-0300 for further information about the public reference rooms. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. This site contains reports, proxy and information statements and other information about registrants that file electronically with the SEC. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc. (located at 20 Broad Street, New York, New York 10005). You can also obtain copies of documents we file with the SEC at our site on the World Wide Web, located at http://www.salliemae.com.

    The SEC permits us to "incorporate by reference" the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. Specifically, we incorporate by reference:

    - our annual report on Form 10-K for the fiscal year ended December 31, 1998, which we filed on March 29, 1999 (File Number 1-13251);

    - our quarterly report on Form 10-Q for the quarter ended March 31, 1999, which we filed on May 14, 1999 (File Number 1-13251);

    - the description of our common stock set forth in our Form 8-A, which we filed on August 7, 1997 (File Number 1-13251), and any amendments or reports filed for the purpose of updating this description; and

    - all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares offered by this prospectus.

    We will provide a copy of these filings to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or verbal request. You may request a copy of these filings at no cost by writing or telephoning us at the following address:

       Corporate Secretary
       SLM Holding Corporation
       11600 Sallie Mae Drive
       Reston, VA 20193
       (703) 810-3000

    You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with different information.

                           FORWARD-LOOKING STATEMENTS

    We have made forward-looking statements in this prospectus that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions.

    Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. Except as may be required by law, we do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

    You should understand that the following important factors could cause our results to differ materially from those expressed in forward-looking statements:

    - changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations and from changes in these laws and regulations, which may reduce the volume, average term and costs of yields on student loans under the Federal Family Education Loan Program or result in loans being originated or refinanced under non-FFELP programs or affect the terms upon which banks and others agree to sell FFELP loans to us;

    - changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families, which could reduce demand for our products and services or increase our costs;

    - changes in the general interest rate environment and in the securitization markets for student loans, which could increase the costs or limit the availability of financings necessary to initiate, purchase or carry student loans; and

    - interruptions in our operations or others' operations resulting from the inability of computers or other systems to process year 2000-related information, which could impact our liquidity and our ability to obtain, generate or process documents or payments that we receive from or are due to others.

                            SLM HOLDING CORPORATION

    We were formed in 1997 in connection with the reorganization of the Student Loan Marketing Association under the Student Loan Marketing Association Reorganization Act of 1996. We do business under the name "Sallie Mae." Our principal business is financing and servicing education loans. We presently conduct a majority of this business through two wholly owned subsidiaries:
Student Loan Marketing Association, a government-sponsored enterprise chartered by an act of Congress, and Sallie Mae Servicing Corporation, a Delaware corporation. We are the largest non-governmental source of financing and servicing for education loans in the United States.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of the shares by the selling stockholders.

                              SELLING STOCKHOLDERS

    The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of 82,514 shares of our common stock. The selling stockholders received these shares when Electronic Marketing Resource Group, Inc. merged into EMRG Acquisition Corporation, our wholly owned subsidiary. We consummated this merger on April 27, 1999.

    The following table sets forth, as of April 28, 1999, the number of shares of our common stock that each selling stockholder beneficially owns. The term "selling stockholders" includes the holders listed below and their transferees, pledgees, donees or other successors. We have prepared this table based upon information furnished to us by or on behalf of the selling stockholders. Based on information provided to us by the selling stockholders, no selling stockholder other than David T. Waldron owns shares of our common stock other than those received in the merger and listed in the table below. Based on information provided to us by Mr. Waldron, he beneficially owns three shares of our common stock other than those listed in the table below.

    None of the selling stockholders owns more than 1% of our outstanding common stock. As indicated in the table below, 16 of the selling stockholders became employees of EMRG Acquisition Corporation, our wholly owned subsidiary, on April 27, 1999. None of the selling stockholders has had any other material relationship with us during the past three years.

    The selling stockholders confirmed at the time they acquired the shares listed below that they acquired the shares for investment purposes only and not with a view toward their resale, and acknowledged the existence of restrictions on resale applicable to these shares. This offering relates only to the sale of shares held or to be held by the selling stockholders named in the following table. Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their shares of our common stock in transactions exempt from the Securities Act's registration requirements.

         SELLING STOCKHOLDERS
        WHO BECAME EMPLOYEES OF              SHARES                 SELLING STOCKHOLDERS                 SHARES
        EMRG ACQUISITION CORP.             REGISTERED             WHO ARE NOT EMPLOYEES OF             REGISTERED
           ON APRIL 27, 1999                 HEREBY                EMRG ACQUISITION CORP.                HEREBY
---------------------------------------  ---------------  -----------------------------------------  ---------------
David T. Waldron                               26,176     The Development Council of Buffalo County        11,788

Terry H. Sinnard                                7,974     John S. Hagood                                    8,559

Robert L. Pike                                  2,363     Larry Callen                                      2,922

Nancy S. Williams                               1,190     Carol L. Swiger                                   2,524

Nancy L. Straatmann                               866     Quad Equities, Inc.                               2,380

Rebecca L. Kuehner                                626     Patrick J. Ruszkowski                             2,121

Linda D. Waldron                                  586     Michael D. Swiger                                 1,870

Beverly Hochberger                                477     Richard Roenfeldt                                 1,044

Debra Roberts                                     426     Mary C. Hagood                                      885

Lennis D. Sytsma                                  386     Darrel G. Albers                                    696

Rhonda Engels                                     297     Jester Farms Partnership                            655

Kathy McGlinn                                     205     Randall J. Straatmann                               602

Sherri D. Ellsworth                               185     Thomas C. Myers                                     598

Randall L. Harrison                               173     David J. Raymond                                    597

Joanne Pabian                                      56     Gene H. and Connie S. Koepke                        530

Anna Trampe                                        49     Ron and Mary Scott                                  530

TOTAL:                                         42,035     J. Michael Keenan                                   519
                                               ------
                                               ------
                                                          Jerry D. Sestak                                     339

                                                          Trowbridge Enterprises Partnership                  339

                                                          Richard F. and Kathleen A. Pilakowski               296

                                                          Alan M. Donley                                      262

                                                          Barbara E. Schug                                    219

                                                          Darlene G. Fuerstenau                               204

                                                          TOTAL:                                           40,479
                                                                                                           ------
                                                                                                           ------

    The information regarding the selling stockholders may change from time to time. If required, we will set forth these changes in one or more prospectus supplements. Because the selling stockholders may offer all or some portion of the shares pursuant to this prospectus, and because there are no agreements, arrangements or understandings with respect to the sale of the shares, we cannot estimate the number of shares that the selling stockholders will hold upon termination of this offering.

                              PLAN OF DISTRIBUTION

    The selling stockholders can use this prospectus to sell the shares at any time while the prospectus is in effect, unless we have notified the selling stockholders that the prospectus is not then available. Each of the selling stockholders will determine if, when and how it will sell the shares it owns. Any sales may occur in one or more of the following types of transactions:

    - transactions on the New York Stock Exchange or any other organized market where the shares may be traded; or

    - privately negotiated transactions between the selling stockholder and the purchaser; or

    - transactions effected with or through a broker-dealer acting as either agent or principal.

    These transactions may involve transfer of the shares upon exercise or settlement of put or call options, or delivery of the shares to replace shares that were previously borrowed from another stockholder. If a broker-dealer is used in the sale of shares, that person may solicit potential purchasers. The shares may also be transferred as a gift or pursuant to a pledge, or may be sold to a broker-dealer acting as principal, in which case the donee, pledgee or broker-dealer may be subject to the same obligations and liabilities under the Securities Act as a selling stockholder. These persons may then sell the shares to another person, either directly or through another broker-dealer, subject to compliance with the requirements of the Securities Act.

    The price at which sales of the shares occur may be based on market prices or may be negotiated between the parties, and the consideration may be cash or another form negotiated between the parties. Broker-dealers acting as agents or principals may be paid compensation in the form of discounts, concessions or commissions from the selling stockholder and/or from the purchasers of the shares, or both. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder and/or the purchasers. We have agreed to pay certain of the costs, expenses and fees of preparing, filing and maintaining this prospectus and the registration statement of which this prospectus is a part, but we will not receive any proceeds from sale of these shares.

    The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares by any selling stockholder. If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares, we will file a supplement to this prospectus, if required, disclosing:

    - the name of each such selling stockholder and of the participating broker-dealer(s);

    - the number of shares involved;

    - the price at which the shares were sold;

    - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

    - other facts material to the transaction.

    If the selling stockholders use this prospectus for any sale of the shares, they will be subject to the prospectus delivery requirements of the Securities Act. For transactions effected on or through the NYSE, those requirements may be satisfied by our delivery of copies of this prospectus to the NYSE in compliance with Securities Act Rule 153. Instead of using this prospectus for any sale of the shares, a selling stockholder may resell shares in compliance with the criteria and requirements of Securities Act Rule 144. Resales in reliance upon Rule 144 may not be made before April 27, 2000.

    A selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on it under the Securities Act.

                                 LEGAL MATTERS

    Marianne M. Keler, Esq., our General Counsel, has passed upon the validity of the shares offered by this prospectus. Ms. Keler owns shares of our common stock and holds stock options and stock-based awards under our compensation plans, and she may receive additional awards under our compensation plans in the future.

                                    EXPERTS

    The financial statements and schedules included in our annual report on Form 10-K for the fiscal year ended December 31, 1998 and incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants for the fiscal years ended December 31, 1998 and December 31, 1997, as indicated in their reports thereon, and by Ernst & Young LLP, independent auditors, for the fiscal year ended December 31, 1996, as indicated in their report thereon, and are incorporated by reference in this prospectus and registration statement in reliance upon the authority of such firms as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE UNDER THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS WILL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH THE INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION.

                            SLM HOLDING CORPORATION

                         82,514 SHARES OF COMMON STOCK

                                 --------------

                                   PROSPECTUS
                                 --------------

                                           , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth all expenses payable by us in connection with the offering of the shares being registered, other than discounts and commissions. The selling stockholders will not share any portion of these expenses.

Registration Fee.................................................  $  936.19
Printing Expenses................................................   1,000.00
Legal Fees and Expenses..........................................   2,500.00
Accounting Fees and Expenses.....................................   2,500.00
Miscellaneous....................................................     563.81
                                                                   ---------
    Total........................................................  $   7,500
                                                                   ---------
                                                                   ---------

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article XIII of SLM Holding's By-Laws provides for indemnification of the officers and directors of SLM Holding to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law provides, in relevant part, that a corporation organized under the laws of Delaware shall have the power, and in certain cases the obligation, to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, he had no reason to believe his conduct was unlawful. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in right of the corporation, provided such person acted in good faith and in a manner he believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise determines) that such person shall not have been adjudged liable to the corporation.

    The directors and officers of SLM Holding and its subsidiaries are covered by a policy of insurance under which they are insured, within limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

ITEM 16. EXHIBITS

    The following exhibits are filed herewith or incorporated by reference:

EXHIBIT NO.                                     DESCRIPTION OF DOCUMENT
-----------  ---------------------------------------------------------------------------------------------

       *2    Agreement and Plan of Merger, dated as of March 8, 1999, by and among SLM Holding
             Corporation, EMRG Acquisition Corporation and Electronic Marketing Resources Group, Inc.

       *5    Opinion of Marianne M. Keler, Esq.

      *23.1  Consent of Arthur Andersen LLP

      *23.2  Consent of Ernst & Young LLP

     **24.1  Power of Attorney

------------------------

 *Filed herewith.

**Included on the signature page of this registration statement.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, SLM Holding Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Reston, Virginia on the 4th day of June, 1999.

                                SLM HOLDING CORPORATION

                                By:  /s/ EDWARD A. FOX
                                ---------------------------------------------
                                Edward A. Fox
                                Its: Chairman of the Board of Directors

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints J. Paul Carey as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ EDWARD A. FOX
------------------------------  Chairman of the Board of       June 4, 1999
        Edward A. Fox             Directors

      /s/ ALBERT L. LORD        Chief Executive Officer
------------------------------    (principal executive         June 4, 1999
        Albert L. Lord            officer)

     /s/ MARK G. OVEREND        Chief Financial Officer
------------------------------    (principal financial and     June 4, 1999
       Mark G. Overend            accounting officer)

     /s/ JAMES E. BRANDON
------------------------------           Director              June 4, 1999
       James E. Brandon

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ CHARLES L. DALEY
------------------------------           Director              June 4, 1999
       Charles L. Daley

 /s/ WILLIAM M. DIEFENDERFER
------------------------------           Director              June 4, 1999
   William M. Diefenderfer

    /s/ DIANE S. GILLELAND
------------------------------           Director              June 4, 1999
      Diane S. Gilleland

     /s/ ANN TORRE GRANT
------------------------------           Director              June 4, 1999
       Ann Torre Grant

      /s/ RONALD F. HUNT
------------------------------           Director              June 4, 1999
        Ronald F. Hunt

 /s/ BENJAMIN J. LAMBERT, III
------------------------------           Director              June 4, 1999
   Benjamin J. Lambert, III

    /s/ MARIE V. MCDEMMOND
------------------------------           Director              June 4, 1999
      Marie V. McDemmond

     /s/ BARRY A. MUNITZ
------------------------------           Director              June 4, 1999
       Barry A. Munitz

   /s/ A. ALEXANDER PORTER
------------------------------           Director              June 4, 1999
     A. Alexander Porter

------------------------------           Director
     Wolfgang Schoellkopf

    /s/ STEVEN L. SHAPIRO
------------------------------           Director              June 4, 1999
      Steven L. Shapiro

  /s/ RANDOLPH H. WATERFIELD
------------------------------           Director              June 4, 1999
    Randolph H. Waterfield